UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011

ROCHESTER MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-18933	41-1613227
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rochester Medical Drive, Stewartville, MN	55976
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 533-9600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 12, 2011, Rochester Medical Corporation (the “Company”) entered into a binding Share Purchase Agreement (the “Purchase Agreement”) with Fornix BioSciences N.V. (“Fornix”) relating to the acquisition of all of the capital stock of Laprolan B.V., a corporation organized under the laws of The Netherlands and a wholly owned subsidiary of Fornix (“Laprolan”). The Purchase Agreement includes the agreement of the Company to pay €10,350,000 for the capital stock of Laprolan. The transactions contemplated by the Purchase Agreement are subject to shareholder approval of Fornix . Fornix will convene an extraordinary general meeting of shareholders for such purpose as soon as possible with the aim to complete the transaction soon thereafter. The transaction is expected to close at the latest by May 31, 2011, but will have a retroactive effective date of January 1, 2011.

Incorporated by reference herein is the press release of the Company, filed as exhibit 99.1, regarding the agreement reached between the Company and Fornix regarding the transactions described above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated January 12, 2011, of Rochester Medical Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 12, 2011

ROCHESTER MEDICAL CORPORATION

By: /s/ David A. Jonas
David A. Jonas
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 12, 2011, of Rochester Medical Corporation